Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of Pierpont Centre (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, obtained the right to acquire through the assumption of a Purchase and Sales Agreement from a related party on November 3, 2014. The Operating Partnership completed the acquisition on January 14, 2015.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 gives effect to the acquisition of the Property as if it occurred on September 30, 2014. The Wheeler REIT column as of September 30, 2014 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on November 13, 2014 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the nine months ended September 30, 2014 and the year ended December 31, 2013 give effect to the Company's acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the nine months ended September 30, 2014 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2013 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 21, 2014. The Property column includes the full period’s operating activity for the Property, as the Property was acquired subsequent to September 30, 2014 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction closed during the first quarter of 2015, the Property will be included in the consolidated financial statements included in the Company's Form 10-Q for the three months ended March 31, 2015, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 21, 2014 as part of its Form 10-K for the year ended December 31, 2013 and on November 13, 2014 as part of its Form 10-Q for the nine months ended September 30, 2014.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2014
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$137,541,065	$9,929,413	$147,470,478
Cash and cash equivalents	19,863,214	(4,085,000)	15,778,214
Tenant and other receivables	1,801,542	—	1,801,542
Deferred costs, reserves, intangibles and other assets	29,057,575	3,968,634	33,026,209

Total Assets	$188,263,396	$9,813,047	$198,076,443

LIABILITIES:
Mortgages and other indebtedness	$129,792,557	$9,800,000	$139,592,557
Below market lease intangibles	323,538	13,047	336,585
Accounts payable, accrued expenses and other liabilities	5,316,268	—	5,316,268

Total Liabilities	135,432,363	9,813,047	145,245,410

Commitments and contingencies	—	—	—

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Series B convertible preferred stock	37,427,213	—	37,427,213
Common stock	74,396	—	74,396
Additional paid-in capital	28,058,066	—	28,058,066
Accumulated deficit	(21,657,039)	—	(21,657,039)
Noncontrolling interest	7,470,347	—	7,470,347

Total Equity	52,831,033	—	52,831,033

Total Liabilities and Equity	$188,263,396	$9,813,047	$198,076,443

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2014
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental income	$9,396,506	$988,135	$(189,481)	(1)	$10,195,160
Tenant reimbursements and other income	2,069,170	333,935	—		2,403,105

Total Revenues	11,465,676	1,322,070	(189,481)		12,598,265

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED:
Property operating	2,987,885	390,370	—		3,378,255
Depreciation and amortization	5,726,790	—	738,392	(2)	6,465,182
Provision for credit losses	18,742	—	—		18,742
Corporate general & administrative	5,258,931	2,834	—		5,261,765

Total Operating Expenses and Certain Operating
Expenses of the Acquired	13,992,348	393,204	738,392		15,123,944

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(2,526,672)	928,866	(927,873)		(2,525,679)

Interest expense	(4,626,410)	—	(305,025)	(3)	(4,931,435)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(7,153,082)	$928,866	$(1,232,898)		$(7,457,114)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental income	$7,158,549	$1,293,856	$(303,089)	(1)	$8,149,316
Tenant reimbursements and other income	1,548,943	457,368	—		2,006,311

Total Revenues	8,707,492	1,751,224	(303,089)		10,155,627

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF THE ACQUIRED:
Property operating	1,713,957	507,304	—		2,221,261
Depreciation and amortization	3,466,957	—	1,645,452	(2)	5,112,409
Provision for credit losses	106,828	—	—		106,828
Corporate general & administrative and other	5,297,166	10,687	—		5,307,853

Total Operating Expenses and Certain Operating
Expenses of the Acquired	10,584,908	517,991	1,645,452		12,748,351

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(1,877,416)	1,233,233	(1,948,541)		(2,592,724)

Interest expense	(2,497,810)	—	(406,700)	(3)	(2,904,510)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(4,375,226)	$1,233,233	$(2,355,241)		$(5,497,234)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of September 30, 2014 included in the Company’s Form 10-Q for the nine months ended September 30, 2014.

B.
Represents the estimated pro forma effect of the Company’s $13.9 million acquisition of the Property, assuming it occurred on September 30, 2014. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the nine months ended September 30, 2014.

B.	Amounts reflect the historical operations of the Property for the nine months ended September 30, 2014, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on debt used to finance the acquisition, which accrues interest at a rate of 4.15% per annum and matures in January 2025.

D.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2013.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2013, unless otherwise noted.